11 Second Quarter 2026 Supplemental July 28, 2026

Cautionary statement Forward-Looking Information This communication contains forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding macroeconomic conditions and our financial and business performance and prospects, including sales, earnings, special (gains) and charges, raw material costs, margins, pricing, currency translation, productivity, investments, acquisitions and new business. These statements are based on the current expectations of management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. In particular, the ultimate results of any restructuring initiative depend on a number of factors, including the development of final plans, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring initiatives and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness. Additional risks and uncertainties are set forth under Item 1A of our most recent Form 10-K, and our other public filings with the Securities and Exchange Commission (“SEC”), and include the impact of economic factors such as the worldwide economy, interest rates, foreign currency risk, reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar, demand uncertainty, supply chain challenges and inflation; the vitality of the markets we serve; exposure to global economic, political and legal risks related to our international operations, including international trade policies, geopolitical instability and the escalation of armed conflicts; our increasing reliance on artificial intelligence technologies in our products, services and operations; information technology infrastructure failures or breaches in data security; difficulty in procuring raw materials or fluctuations in raw material costs; our ability to successfully execute organizational change and management transitions; the occurrence of severe public health outbreaks not limited to COVID-19; our ability to acquire complementary businesses and to effectively integrate such businesses; our ability to execute key business initiatives; our ability to successfully compete with respect to value, innovation and customer support; the costs and effect of complying with laws and regulations; the occurrence of litigation or claims, including class action lawsuits; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement, except as required by law. Non-GAAP Financial Information This communication includes Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that a presentation of this information is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. Reconciliations of our non-GAAP measures included within this presentation are included in the “Non-GAAP Financial Measures” section of this presentation.

Accelerated sales growth, double-digit EPS growth

Reported diluted EPS $1.90; adjusted diluted EPS $2.09, +11%

- Ecolab delivered strong performance across the business. Accelerated organic sales growth, driven by good volume growth despite Middle East disruptions and by improved pricing, as well as strong productivity, more than offset rising commodity costs.

Reported sales +10%; organic sales growth accelerated to 5%

- Growth engines collectively accelerated to deliver double-digit growth.
- Core performance improved, driven by accelerating growth in Food & Beverage, Institutional, and Light Water.
- Collectively, the headwind from Paper and Heavy Water sales continued to ease, driven by good new business wins.

Continued organic OI margin expansion; expect to deliver a 20% OI margin by 2027

- Reported OI +7%, Adjusted OI +10%.
- Reported OI margin 17.2%. Organic OI margin 18.8%, +40 bps.
- Remain confident in expanding OI margins beyond 20%.

Raises 2026 outlook, driven by accelerating organic sales growth

- 2026: Expect adjusted diluted EPS in the $8.05 to $8.25 range, +7% to 10%, higher than prior expectations of $8.03 to $8.23.
- 3Q 2026: Expect adjusted diluted EPS in the $2.13 to $2.23 range, +3% to 8%.
- These ranges reflect strong underlying performance and a short-term impact from non-cash amortization and financing costs of the CoolIT acquisition.

ECOLAB®
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2Q overview



Sales

- **Accelerated growth with reported sales +10%; organic sales 5%**
  - Volume +1%, as strong new business wins overcame a ~1% headwind from the Middle East conflict.
  - Pricing improved to +4%, reflecting early benefits from Ecolab's energy surcharge implementation.
- **Broad-based organic growth acceleration**
  - Water accelerated to +4%, driven by accelerating growth in Global High-Tech, Food & Beverage and Light Water.
  - Institutional & Specialty +4%, improved growth in Institutional and strong growth in Specialty.
  - Pest Elimination +7%, with growth fueled by the One Ecolab enterprise growth strategy and Ecolab's new Pest Intelligence offering.
  - Life Sciences accelerated to +15%, led by very strong share gains in bioprocessing.



EPS

- **Reported diluted EPS $1.90**
- **Adjusted diluted EPS $2.09, +11%**
  - Ecolab delivered strong performance across the business. Accelerated organic sales growth, driven by good volume growth despite Middle East disruptions and by improved pricing, as well as strong productivity, more than offset rising commodity costs.

ECOLAB®

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Raises 2026 outlook, driven by accelerating sales growth 3Q 2026 ▪ Ecolab expects third quarter 2026 adjusted diluted earnings per share in the $2.13 to $2.23 range, rising 3% to 8% compared to last year. This range reflects strong underlying performance and a short-term impact from non-cash amortization and financing costs of the CoolIT acquisition. ▪ Long-term growth trends in water, hygiene, infection prevention, and digital technologies continue to fuel resilient demand for Ecolab’s innovative technologies and services. Strong momentum in Ecolab’s growth engines, which include Global High-Tech, Life Sciences, Pest Elimination and Ecolab Digital, is expected to continue to strengthen Ecolab’s overall performance. ▪ In the near-term, the global operating environment remains complex, including constantly evolving geopolitics and international trade policy, which are resulting in rising commodity costs and customer disruptions in the Middle East. Importantly, the company is very well positioned to quickly mitigate the impact of these challenges. Pricing is expected to accelerate in the second half of the year, reflecting the full benefit from the energy surcharge implementation. At the same time, Ecolab remains focused on delivering incremental total value to customers that over time will exceed the total price increases. ▪ Organic sales growth is expected to accelerate to the 6% to 7% range in the second half of the year as pricing strengthens and volumes continue to grow. The company anticipates adjusted operating income margin in the second half of the year to be approximately 19% and an organic operating income margin of approximately 20%. ▪ As a result, Ecolab is raising its expectations for full year 2026 adjusted diluted earnings per share to the $8.05 to $8.25 range, rising 7% to 10% versus last year, which is higher than prior expectations of $8.03 to $8.23. This range reflects strong underlying performance and a short-term impact from non-cash amortization and financing costs of the CoolIT acquisition. 5

Second half 2026 guidance and long-term targets 6 2H 2026 Guidance Reported sales growth +12% to 14% Organic sales growth +6% to 7% Adj. OI margin 19% Organic OI margin 20% Adj. tax rate 20.5% to 21.5% Full-year Adj. EPS $8.05 to $8.25; +7% to 10% ORGANIC SALES GROWTH +5-7% OI MARGIN +100-150 BPS PER YEAR Long-Term Targets >20% ADJUSTED EPS GROWTH +12-15%

Fixed Rate Organic % Change% Change % Change Global Water Consolidated Food & Beverage 7% 7 % Volume 1 % Heavy Water -1% -1 % Pricing 4 % High-Tech 139% 29 % Organic 5 % Light Water 3% 3 % Acq./Div. 3 % Paper 0% 0 % Fixed currency growth 8 % Total Global Water 10% 4 % Currency impact 2 % Total 10 % Global Institutional & Specialty Institutional 3% 3 % Specialty 6% 6 % Total Global Institutional & Specialty 4% 4 % Global Pest Elimination 9% 7 % Global Life Sciences 15% 15% 2Q 2026 sales growth detail 7 Amounts in the tables above do not necessarily sum due to rounding

Heavy Water Food & Beverage 8All sales figures are organic unless otherwise noted Global Water Segment Q3: Expect stable sales as continued new business wins and strengthening pricing offset soft industry trends. Sales -1% ▪ As expected, sales continued to stabilize as modest growth in downstream was offset by softer sales in basic industries. ▪ Modest growth in downstream was driven by good performance in North America, which delivered improved pricing and new business wins, offsetting softer performance in the Middle East. ▪ Within basic industries, continued good growth in power, driven by new business wins and strengthening industry demand to support the power demand for AI, was more than offset by soft industry trends in primary metals. ▪ The impact of increasing water demand continues to be a critical issue for our customers, and one that Ecolab is uniquely positioned to help them solve. Our innovative circular water solutions, digital technologies, and service expertise deliver leading business outcomes and improved operational performance, while significantly reducing water and energy consumption. Sales +7% Q3: Anticipate accelerating sales growth as further pricing and strong new business wins outperform market demand. ▪ Organic sales growth accelerated, continuing to significantly outperform market trends. ▪ Growth was strong and broad-based across all major end-markets, driven by robust new business wins and improved pricing. ▪ We continue to benefit from our One Ecolab enterprise selling approach to customers, where we combine our industry-leading cleaning and sanitizing and water treatment capabilities to deliver significant customer value through improved food safety, lower operating costs and water usage optimization.

Global Water Segment

Sales +29% | High-Tech



- Fixed currency sales increased 139%, reflecting the acquisition of Ovivo Electronics. Accelerating organic sales growth reflected robust and broad-based new business wins across microelectronics and data centers.
- Microelectronics: Continued robust growth was driven by strong new wins with leading semiconductor manufacturers. As next-generation semiconductor production becomes more water intensive and complex, Ecolab's solutions enable chipmakers to maximize production and quality through unique circular water management, ultrapure water technologies, and a global network of industry experts.
- Data Centers: Accelerating and broad-based growth was driven by strong performance with hyperscaler and colocation customers around the world. Ecolab's cutting-edge, integrated cooling technologies improve performance and reliability, while reducing water and energy use. These mission critical needs continue to expand rapidly as AI workloads drive unprecedented demand for liquid-cooled infrastructure.

Q3: Expect continued very strong sales growth across both microelectronics and data centers.

Sales +3% | Light Water



- Improved growth in Light Water was driven by gains across light manufacturing, food & beverage and institutional markets.
- Solid new business wins leveraged relatively stable end-market trends.
- Ecolab is growing with new customers due to its industry-leading water management solutions, digital intelligence, and global service expertise to optimize operating costs and reduce water and energy use.

Q3: Expect accelerating sales growth, driven by new business wins and improved pricing.

ECOLAB

All sales figures are organic unless otherwise noted

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10 Paper Global Water Segment Sales 0% Q3: Expect modest sales growth as new business wins and strengthening pricing mitigate the impact of soft customer production rates. ▪ Paper's performance continued to improve with stable sales reflecting good new business wins that overcame soft but stabilizing customer production rates. ▪ Performance in tissue, towel, and packaging all improved sequentially, driven by good new business wins and improved pricing. ▪ While soft production rates continue to impact demand, Ecolab’s strong new business wins are helping to more than offset these unfavorable market impacts. New business wins continue to be driven by innovation and our global service expertise, which help our customers improve their performance, optimize their costs, and reduce their water consumption. All sales figures are organic unless otherwise noted

11 Specialty Institutional Global Institutional & Specialty Segment Sales +3% ▪ Performance improved, driven by continued good growth in sales to hospitality customers and modest growth in sales to hospitals. ◦ Hospitality: Consistent performance reflected continued value pricing and good new business wins from our One Ecolab growth initiative, which together overcame soft industry trends. We continue to see good demand for Ecolab’s innovative products, digital solutions and service expertise that help customers improve performance, optimize labor, and reduce total costs. ◦ Hospitals: Sales grew modestly driven by improved pricing. Our new business efforts are focused on attractive long-term growth opportunities in the infection prevention and instrument reprocessing areas to drive profitable long-term growth. ▪ We remain focused on driving attractive long-term growth by capitalizing on One Ecolab growth opportunities and harnessing digital innovations like DishIQ, KitchenIQ, and AquaIQ. These efforts are delivering enhanced total customer value and generating attractive new business wins. Q3: Expect solid growth as pricing and new business wins overcome soft industry trends. Sales +6% Q3: Expect robust sales growth driven by further new business wins and strengthening pricing. ▪ Specialty delivered strong sales growth as robust new business wins and continued pricing more than offset softer industry trends. ◦ Quick Service: Good sales growth reflected strong new business wins and value pricing, which more than offset industry foot traffic trends that softened during the quarter. Demand across the quick service industry for our labor and cost optimization technologies continues to be strong. We are uniquely positioned to continue to drive strong share gains with our ongoing product and digital innovation that delivers leading food safety outcomes, labor optimization and lower total operating costs. ◦ Food Retail: Continued strong sales growth reflects new business wins and value pricing, continuing to outperform market trends. Our strong new business wins are fueled by our One Ecolab growth initiative and digital innovation. As a trusted food safety partner for retailers, we continue to expand our competitive differentiation by helping our customers protect their brand, improve their customer experience, and optimize operational performance. All sales figures are organic unless otherwise noted

12 Pest Elimination Global Pest Elimination Segment ▪ Strong organic growth was led by robust gains in restaurants, food retail, and food & beverage. This strong and broad-based performance continues to benefit from our One Ecolab enterprise selling approach. ▪ To fuel continued, strong long-term growth and market share gains, our focus is on rapidly rolling out our digital pest intelligence program to provide customers with enhanced service and value. This leading digital offering, along with our high service expertise, is expanding the total value delivered to customers, extending our competitive advantages, and enhancing our long-term growth opportunities. Q3: Expect continued strong growth, driven by new customer wins as we leverage One Ecolab and our investments in pest intelligence. All sales figures are organic unless otherwise noted Sales +7%

13 Life Sciences Global Life Sciences Segment Q3: Expect continued strong growth driven by strong new business momentum and progressively improving industry trends. ▪ Accelerated sales growth reflected very strong new business wins that leverage our innovation and investments in new capabilities and capacity. ▪ Performance was driven by continued robust share gains in bioprocessing and pharmaceutical & personal care, and improved growth in purification. ▪ The long-term growth opportunities for the Life Sciences industry are very attractive. We continue to invest and innovate to further expand our global capabilities and technical expertise across contamination control and purification technologies including bioprocessing to capitalize on this long-term growth opportunity. All sales figures are organic unless otherwise noted Sales +15%

Segment operating income performance

($ millions – fixed currency, unaudited)

Global Water	2Q 2026	2Q 2025	Change
Operating income	**$347.7**	$329.7	5%
Operating income margin	***15.7%***	*16.4%*	-70 bps
Organic operating income	**$333.6**	$329.7	1%
Organic operating income margin	***15.9%***	*16.4%*	-50 bps

- As expected in this transition quarter, organic operating income increased 1% as accelerating pricing progressively offset growth-oriented investments in the business and higher commodity costs.
- Organic operating income growth is expected to improve in the third quarter, benefiting from strong pricing and continued new business wins.

Global Institutional & Specialty	2Q 2026	2Q 2025	Change
Operating income	**$389.9**	$368.1	6%
Operating income margin	***24.1%***	*23.6%*	50 bps
Organic operating income	**$389.9**	$368.1	6%
Organic operating income margin	***24.1%***	*23.6%*	50 bps

- As expected in this transition quarter, organic operating income increased 6%, as accelerating pricing progressively overcame higher supply chain costs, including commodity cost inflation, and growth-oriented investments in the business.
- Organic operating income growth is expected to improve in the third quarter, benefiting from strong pricing and continued new business wins.

Global Pest Elimination	2Q 2026	2Q 2025	Change
Operating income	**$70.5**	$62.5	13%
Operating income margin	***20.1%***	*19.5%*	60 bps
Organic operating income	**$70.3**	$62.5	12%
Organic operating income margin	***20.4%***	*19.5%*	90 bps

- Organic operating income increased 12% as strong sales growth and improved productivity more than offset growth-oriented investments in the business, including Pest Intelligence.

Global Life Sciences	2Q 2026	2Q 2025	Change
Operating income	**$58.5**	$40.2	46%
Operating income margin	***26.5%***	*21.0%*	550 bps
Organic operating income	**$58.5**	$40.2	46%
Organic operating income margin	***26.5%***	*21.0%*	550 bps

- Organic operating income increased 46%, as accelerated sales growth and a spike in bioprocessing offset growth-oriented investments in the business and higher commodity costs.
- Life Sciences' organic operating income margin in the third quarter is expected to remain on its high-teens mid-term trajectory, reflecting very strong underlying performance and continued investments in breakthrough innovation, global capabilities, and capacity to fuel this high-growth, high-margin business.

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Consolidated margin performance ▪ As expected, gross margin declined due to the impact of recent acquisitions. Organic gross margin was stable as accelerating pricing offset higher commodity costs. ▪ SG&A to sales improved as good productivity gains and the favorable impact of recent acquisitions more than offset growth- oriented investments in the business. ▪ Organic operating margin expanded as strong pricing more than offset higher commodity costs and growth-oriented investments in the business. Gross Margin SG&A Operating Margin 15 $ millions, unaudited 2Q 2026 2Q 2025 Change Gross profit $1,945.9 $1,802.4 8% Gross margin 44.1% 44.8% -70 bps Adjusted gross profit $1,950.6 $1,804.9 8% Adjusted gross margin 44.2% 44.8% -60 bps SG&A $1,141.6 $1,067.7 7% % of Sales 25.9% 26.5% -60 bps Reported operating income $757.9 $710.1 7% Reported operating income margin 17.2% 17.6% -40 bps Adjusted operating income $809.0 $737.2 10% Adjusted operating income margin 18.3% 18.3% 0 bps Organic operating income $804.3 $751.3 7% Organic operating income margin 18.8% 18.4% 40 bps

Balance sheet / cash flow * EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as net income including non-controlling interest with the sum of provision for income taxes, net interest expense, depreciation and amortization added back. Adjusted EBITDA further adds back special (gains) and charges impacting EBITDA. The inputs to EBITDA reflect the trailing twelve months of activity for the period presented. See “Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations. 16 Summary Balance Sheet June 30 June 30 (millions, unaudited) 2026 2025 (millions, unaudited) 2026 2025 Cash and cash eq. $5,135.3 $1,920.9 Short-term debt $1,271.1 $688.5 Accounts receivable, net 3,452.7 3,058.9 Accounts payable 2,157.8 1,883.5 Inventories 1,643.9 1,569.4 Other current liabilities 2,557.7 2,336.5 Other current assets 787.9 526.6 Long-term debt 11,905.1 7,522.2 PP&E, net 4,445.8 3,938.8 Pension/Postretirement 533.8 617.1 Goodwill and intangibles 12,868.4 11,244.3 Other liabilities 1,417.1 1,337.6 Other assets 1,593.0 1,477.1 Total equity 10,084.4 9,350.6 Total assets $29,927.0 $23,736.0 Total liab. and equity $29,927.0 $23,736.0 Selected Cash Flow items Selected Balance Sheet measures Six Months Ended June 30 June 30 (millions, unaudited) 2026 2025 (unaudited) 2026 2025 Cash from op. activities $1,175.4 $1,071.2 Total Debt/Total Capital 56.6% 46.8 % Depreciation 364.3 327.9 Net Debt/Total Capital 44.4% 40.2 % Amortization 167.7 149.9 Net Debt/EBITDA* 2.0 1.6 Capital expenditures 588.6 454.6 Net Debt/Adjusted EBITDA* 1.9 1.7

Non-GAAP financial measures 17 Second Quarter Ended Six Months Ended June 30 June 30 (millions, except percent and per share) 2026 2025 2026 2025 Net sales Reported GAAP net sales $4,415.4 $4,025.2 $8,481.5 $7,720.2 Effect of foreign currency translation (11.0) 64.8 (23.2) 192.9 Non-GAAP fixed currency sales 4,404.4 4,090.0 8,458.3 7,913.1 Effect of acquisitions and divestitures (122.3) - (218.9) - Non-GAAP organic sales $4,282.1 $4,090.0 $8,239.4 $7,913.1 Gross profit Reported GAAP gross profit $1,945.9 $1,802.4 $3,716.7 $3,437.2 Special (gains) and charges 4.7 2.5 16.0 7.3 Non-GAAP adjusted gross profit 1,950.6 1,804.9 3,732.7 3,444.5 Effect of foreign currency translation (3.5) 27.9 (8.6) 84.6 Non-GAAP adjusted fixed currency gross profit 1,947.1 1,832.8 3,724.1 3,529.1 Effect of acquisition and divestitures (26.3) - (55.9) - Non-GAAP organic gross profit $1,920.8 $1,832.8 $3,668.2 $3,529.1 Gross margin Reported GAAP gross margin 44.1% 44.8% 43.8% 44.5 % Non-GAAP adjusted gross margin 44.2% 44.8% 44.0% 44.6 % Non-GAAP organic gross margin 44.9% 44.8% 44.5% 44.6%

Non-GAAP financial measures

	Second Quarter Ended June 30		Six Months Ended June 30	
(millions, except percent and per share)	**2026**	2025	**2026**	2025
Operating income				
Reported GAAP operating income	**$757.9**	$710.1	**$1,379.9**	$1,265.4
Special (gains) and charges at public currency rates	**51.1**	27.1	**108.8**	61.4
Non-GAAP adjusted operating income	**809.0**	737.2	**1,488.7**	1,326.8
Effect of foreign currency translation	**(0.3)**	14.1	**(3.7)**	40.7
Non-GAAP adjusted fixed currency operating income	**808.7**	751.3	**1,485.0**	1,367.5
Effect of acquisitions and divestitures	**(4.4)**	-	**(15.8)**	-
Non-GAAP organic operating income	**$804.3**	$751.3	**$1,469.2**	$1,367.5
Operating income margin				
Reported GAAP operating income margin	**17.2 %**	17.6 %	**16.3 %**	16.4 %
Non-GAAP adjusted operating income margin	**18.3 %**	18.3 %	**17.6 %**	17.2 %
Non-GAAP organic operating income margin	**18.8 %**	18.4 %	**17.8 %**	17.3 %
Interest expense, net				
Reported GAAP interest expense, net	**$73.1**	$63.2	**$145.8**	$121.5
Special (gains) and charges	**6.6**	-	**6.6**	-
Non-GAAP adjusted interest expense, net	**$66.5**	$63.2	**$139.2**	$121.5
Net Income attributable to Ecolab				
Reported GAAP net income attributable to Ecolab	**$534.9**	$524.2	**$967.5**	$926.7
Special (gains) and charges, after tax	**50.5**	20.6	**96.0**	45.7
Discrete tax net expense (benefit)	**4.2**	(5.0)	**8.6**	(5.5)
Non-GAAP adjusted net income attributable to Ecolab	**$589.6**	$539.8	**$1,072.1**	$966.9
Diluted EPS attributable to Ecolab				
Reported GAAP diluted EPS	**$1.90**	$1.84	**$3.42**	$3.25
Special (gains) and charges, after tax	**0.18**	0.07	**0.34**	0.16
Discrete tax net expense (benefit)	**0.01**	(0.02)	**0.03**	(0.02)
Non-GAAP adjusted diluted EPS	**$2.09**	$1.89	**$3.79**	$3.39
Provision for Income Taxes				
Reported GAAP tax rate	**22.3 %**	19.9 %	**22.1 %**	20.1 %
Special gains and charges	**(0.7)**	0.2	**(0.5)**	0.3
Discrete tax items	**(0.6)**	0.7	**(0.6)**	0.4
Non-GAAP adjusted tax rate	**21.0 %**	20.8 %	**21.0 %**	20.8 %

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Non-GAAP financial measures 19 Second Quarter Ended June 30 2026 2025 EBITDA (trailing twelve months ended) Net income including non-controlling interest $2,133.6 $2,155.3 Provision for income taxes 496.1 536.2 Interest expense, net 265.4 253.6 Depreciation 709.0 645.9 Amortization 321.6 297.5 EBITDA $3,925.7 $3,888.5 Special (gains) and charges impacting EBITDA 210.0 (164.9) Impact of Ovivo Electronics on EBITDA 0.5 - Adjusted EBITDA $4,136.2 $3,723.6

Non-GAAP financial measures 20 Second Quarter Ended June 30 2026 2025 (millions) Fixed Currency Impact of Acquisitions and Divestitures Organic Fixed Currency Impact of Acquisitions and Divestitures Organic Net Sales Global Water $2,215.5 ($117.0) $2,098.5 $2,014.9 $- $2,014.9 Global Institutional & Specialty 1,617.4 - 1,617.4 1,562.5 - 1,562.5 Global Pest Elimination 350.5 (5.3) 345.2 321.2 - 321.2 Global Life Sciences 221.0 - 221.0 191.4 - 191.4 Subtotal at fixed currency rates 4,404.4 (122.3) 4,282.1 4,090.0 - 4,090.0 Currency impact 11.0 (64.8) Consolidated reported GAAP net sales $4,415.4 $4,025.2 Operating Income (loss) Global Water $347.7 ($14.1) $333.6 $329.7 $- $329.7 Global Institutional & Specialty 389.9 - 389.9 368.1 - 368.1 Global Pest Elimination 70.5 (0.2) 70.3 62.5 - 62.5 Global Life Sciences 58.5 - 58.5 40.2 - 40.2 Corporate (57.9) 9.9 (48.0) (49.2) - (49.2) Subtotal at fixed currency rates 808.7 (4.4) 804.3 751.3 - 751.3 Special (gains) and charges at fixed currency rates 52.1 26.8 Reported OI at fixed currency rates 756.6 724.5 Currency impact 1.3 (14.4) Consolidated reported GAAP operating income $757.9 $710.1

21 Non-GAAP Financial Information: This communication and certain of the accompanying tables include financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures may include: ◦ fixed currency sales ◦ organic sales ◦ adjusted gross profit ◦ adjusted gross margin ◦ adjusted fixed currency gross profit ◦ adjusted fixed currency gross margin ◦ organic gross profit ◦ organic gross margin ◦ fixed currency operating income ◦ fixed currency operating income margin ◦ adjusted operating income ◦ adjusted fixed currency operating income ◦ adjusted fixed currency operating income margin ◦ organic operating income ◦ organic operating income margin ◦ adjusted tax rate ◦ adjusted net income attributable to Ecolab ◦ adjusted diluted earnings per share ◦ EBITDA ◦ Adjusted EBITDA We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results. Non-GAAP financial information

22 Non-GAAP Financial Information (Continued): Our non-GAAP financial measures for adjusted gross margin, adjusted gross profit and adjusted operating income exclude the impact of special (gains) and charges and our non-GAAP financial measures for adjusted tax rate, adjusted net income attributable to Ecolab and adjusted diluted earnings per share further exclude the impact of discrete tax items. We include items within special (gains) and charges and discrete tax items that we believe can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results. After tax special (gains) and charges are derived by applying the applicable local jurisdictional tax rate to the corresponding pre-tax special (gains) and charges. EBITDA is defined as net income including non-controlling interest with the sum of provision for income taxes, net interest expense, depreciation and amortization added back. Adjusted EBITDA further adds back special (gains) and charges impacting EBITDA. EBITDA and adjusted EBITDA are used in our net debt to EBITDA and net debt to adjusted EBITDA ratios, which we view as important indicators of the operational and financial health of our organization. We evaluate the performance of our international operations based on fixed currency rates of foreign exchange, which eliminate the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this presentation are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2026. We also provide our segment results based on public currency rates for informational purposes. Our reportable segments do not include the impact of intangible asset amortization from the Nalco, Purolite and Ovivo Electronics transactions or the impact of special (gains) and charges as these are not allocated to the Company’s reportable segments. Our non-GAAP financial measures for organic sales, organic gross profit, organic gross profit margin, organic operating income and organic operating income margin are at fixed currency and exclude the impact of special (gains) and charges where applicable, the results of our acquired businesses from the first twelve months post acquisition and the results of divested businesses from the twelve months prior to divestiture. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend that investors view these measures in conjunction with the GAAP measures included in this presentation. Reconciliations of our non-GAAP measures are included in the following “Non-GAAP Financial Measures” tables of this communication. We do not provide reconciliations for non-GAAP estimates on a forward-looking basis (including those contained in this presentation) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of various items that have not yet occurred, are out of our control and/or cannot be reasonably predicted, and that would impact reported earnings per share and the reported tax rate, the most directly comparable forward-looking GAAP financial measures to adjusted earnings per share and the adjusted tax rate. For the same reasons, we are unable to address the probable significance of the unavailable information. Non-GAAP financial information (cont.)